As filed with the Securities and Exchange Commission on December 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Venu Holding Corporation

(Exact name of registrant as specified in its charter)

Colorado	82-0890721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1755 Telstar Drive

Suite 501

Colorado Springs, Colorado 80920

(719) 895-5483

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan

(Full title of the plans)

JW Roth

Chief Executive Officer

1755 Telstar Drive

Suite 501

Colorado Springs, Colorado 80920

(719) 895-5483

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Peter F. Waltz, Esq.

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I is omitted in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The document(s) containing the information specified in this Part I will be sent or given to participants in the Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by Venu Holding Corporation (the “Company,” the “Registrant,” “we,” “our,” and “us”) with the SEC are hereby incorporated in this Registration Statement by reference as of their filing date with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed on May 15, 2025, June 30, 2025, filed on August 14, 2025, and September 30, 2025, filed on November 14, 2025;

●	our Current Reports on Form 8-K filed on January 17, 2025, January 29, 2025, April 24, 2025, May 8, 2025, May 16, 2025, June 2, 2025, June 10, 2025, June 17, 2025, June 26, 2025, August 28, 2025, September 9, 2025, October 17, 2025, October 30, 2025, November 3, 2025, November 10, 2025, and November 21, 2025 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and

●	the description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company has or may from time to time furnish to the SEC will be incorporated by reference into, or otherwise be included in, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

The Company is incorporated under the laws of the State of Colorado. Section 7-109-102(1) of the Colorado Business Corporations Act (the “CBCA”) eliminates or limits a director’s personal liability to a corporation and its stockholders in proceedings brought against the director for its conduct if: (a) the director was acting in good faith; (b) the director reasonably believed that its conduct was (i) in the corporation’s best interests if carried out in the director’s official capacity with the corporation, or (ii) at least not opposed to the corporation’s best interests in all other cases; and (c) if facing criminal proceedings, the director had no reasonable cause to believe its conduct was unlawful. Section 7-109-103 of the CBCA further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA, however, limits the extent to which a corporation can indemnify directors if the director is adjudged liable in (1) a derivative proceeding brought by or on behalf of the corporation, in which case the corporation’s indemnification is limited to reimbursing the director for reasonable expenses related to the proceeding if the director otherwise meets the burden for indemnification under Section 7-109-102(1), or (2) a proceeding charging that the director derived an improper personal benefit, whether or not in the director’s official capacity, in which case the corporation is fully prohibited from indemnifying the director.

Section 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees, and agents who are not directors to a greater extent than directors if consistent with law and provided for by the corporation’s bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee, or agent.

Our Bylaws further provide that, to the fullest extent permitted by the CBCA, the Company may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors (the “Board”) deems appropriate, on behalf of any person who is or was a director or officer of the Company or who is or was serving at the Company’s request as a director or officer of any other corporation, partnership, limited liability company, joint venture, trust, or employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status as such, whether or not the Company would have the power to indemnify such person against such liability under the Bylaws.

The goal of these provisions is to protect a corporation’s directors and officers against, and to limit their potential liability for monetary damages resulting from, suits alleging the director or officer breached its duty of care to the corporation and its shareholders. As a consequence of these provisions, shareholders of the Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in the performance of their duties unless such conduct meets the requirements of Colorado law to impose such liability. These provisions, however, do not alter the applicable standards governing a director’s or officer’s fiduciary duty and do not eliminate or limit the right of the Company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Pursuant to our Articles of Incorporation and our Bylaws (together, our “Governance Documents”), and in accordance with the provisions of Section 7-109-102 of the CBCA, no director of the Company will be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction from which the director derived an improper personal benefit.

In accordance with our Bylaws, the right of each of our directors and officers to indemnification and advancement of expenses will not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our Governance Documents, agreement, vote of shareholders, or otherwise.

Our Governance Documents do not include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation, dated September 6, 2024 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1/A filed on September 19, 2024)

4.2	Bylaws of Notes Live, Inc., dated April 5, 2022 (incorporated herein by reference to Exhibit 3.8 to the Company’s Form S-1 filed on August 6, 2024)

4.3	Specimen Certificate representing shares of Common Stock (incorporated herein by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024)

5.1	Opinion of Dykema Gossett PLLC

10.1	Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 30, 2025)

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

23.2	Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm

24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8)

107	Filing Fee Table

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on December 1, 2025.

Venu Holding Corporation

By:	/s/ JW Roth
JW Roth
Founder, Chief Executive Officer, and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of Venu Holding Corporation hereby constitutes and appoints JW Roth and Heather Atkinson and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JW Roth	Chief Executive Officer, Chairman, and Director	December 1, 2025
JW Roth	(Principal Executive Officer)

/s/ Heather Atkinson	Chief Financial Officer, Secretary, Treasurer, and Director	December 1, 2025
Heather Atkinson	(Principal Financial and Accounting Officer)

/s/ Mitchell Roth	Director	December 1, 2025
Mitchell Roth

/s/ Steve Cominsky	Director	December 1, 2025
Steve Cominsky

/s/ Matt Craddock	Director	December 1, 2025
Matt Craddock

/s/ Thomas Finke	Director	December 1, 2025
Thomas Finke

/s/ David Lavigne	Director	December 1, 2025
David Lavigne

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